Exhibit 4.3

CNH CAPITAL LLC

$500,000,000 6.250% Notes due 2016

REGISTRATION RIGHTS AGREEMENT

November 4, 2011

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue,

New York, NY 10010-3629

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
One Bryant Park

New York, N.Y. 10036

BNP PARIBAS SECURITIES CORP.
787 Seventh Avenue

New York, N.Y. 10019

Ladies and Gentlemen:

CNH Capital LLC, a Delaware limited liability company (the “Issuer”), proposes to issue and sell to Credit Suisse Securities (USA) LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and BNP Paribas Securities Corp., as Representatives of the several Purchasers listed on Schedule A of the Purchase Agreement (such Purchasers, the “Initial Purchasers”), upon the terms set forth in the purchase agreement dated  November 1, 2011 (the “Purchase Agreement”), relating to the initial placement (the “Initial Placement”) of its 6.250% Notes due 2016 (the “Notes”).  The Issuer’s obligations under the Notes will be guaranteed (the “Guarantees”) by certain of the Issuer’s direct subsidiaries, named in Schedule D to the Purchase Agreement (collectively, the “Guarantors”).  References herein to the “Securities” refer to the Notes and the Guarantees.  To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition of your obligations thereunder, the Issuer and the Guarantors agree with you for your benefit and the benefit of the holders from time to time of the Securities and Exchange Securities (as defined below) (including the Initial Purchasers) (each a “Holder” and, collectively, the “Holders” for so long as such Person holds Securities), as follows:

1.             Definitions.  Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement.  As used in this Agreement, the following defined terms shall have the following respective meanings:

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” of any specified Person shall mean any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Conduct Rules” shall have the meaning set forth in Section 5(U) hereof.

“Consummation Deadline” shall have the meaning set forth in Section 2(B) hereof.

“Effectiveness Deadline” shall have the meaning set forth in Section 2(A) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the 180 day period following the consummation of the Registered Exchange Offer, exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement.

“Exchange Offer Registration Statement” shall mean a registration statement of the Issuer and the Guarantors on an appropriate form under the Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean debt securities of the Issuer and the Guarantors identical in all material respects to the Securities (except that the cash interest and interest rate step-up provisions and the U.S. transfer restrictions shall be modified or eliminated, as appropriate) to be issued under the Indenture.

“Exchanging Dealer” shall mean any Holder (which may include an Initial Purchaser) that is a Broker-Dealer and elects to exchange any Securities that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from any Issuer or any Affiliate of any Issuer) for Exchange Securities.

“Final Offering Memorandum” shall have the meaning set forth in the Purchase Agreement.

“Guarantee” shall have the meaning set forth in the preamble hereto.

“Guarantors” shall have the meaning set forth in the preamble hereto.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the indenture dated as of November 4, 2011 among the Issuer, the Guarantors and Wells Fargo Bank, National Association, as Trustee, as may be amended or supplemented from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchasers” shall have the meaning set forth in the preamble hereto.

“Issuer” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 7(E) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of Securities and Exchange Securities registered under any Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that shall administer an underwritten offering of the Securities.

“Person” shall mean an individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Securities or the Exchange Securities covered by such Registration Statement, and all amendments and supplements thereto and all material incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Issuer and the Guarantors to issue and deliver to the Holders of the Securities that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Securities, a like aggregate principal amount of the Exchange Securities.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Securities or the Exchange Securities pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities” shall have the meaning set forth in the preamble hereto.

“Shelf Effectiveness Deadline” shall have the meaning set forth in Section 3(B) hereof.

“Shelf Filing Deadline” shall have the meaning set forth in Section 3(B) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” shall have the meaning set forth in Section 3(C) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Issuer and the Guarantors pursuant to the provisions of Section 3 hereof which covers some or all of the Securities or Exchange Securities, as applicable, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall mean any underwriter of Securities or Exchange Securities in connection with an offering thereof under a Shelf Registration Statement.

2.             Registered Exchange Offer.

A.            The Issuer and the Guarantors shall prepare and file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer and use their reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Act within 365 days following the date of the issuance of the Notes (or if such 365th day is not a Business Day, the next succeeding Business Day) (such 365th day or the next succeeding Business Day being the “Effectiveness Deadline”).

B.            The Issuer and the Guarantors shall use their reasonable best efforts to consummate the Registered Exchange Offer within 395 days following the date of the issuance of the Notes (or if such 395th day is not a Business Day, the next succeeding Business

Day) (such 395th day or the next succeeding Business Day being the “Consummation Deadline”), it being the objective of such Registered Exchange Offer to enable each Holder eligible and electing to exchange Securities for Exchange Securities (assuming that such Holder is not an Affiliate of any of the Issuer and the Guarantors, acquires the Exchange Securities in the ordinary course of such Holder’s business, has no arrangements with any Person to participate in the distribution of the Exchange Securities and is not prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer and assuming further that the holding period required by paragraph (d) of Rule 144 shall be deemed to be two years) to trade such Exchange Securities from and after their receipt without any limitations or restrictions under the Act and without material restrictions under the securities laws of a substantial proportion of the States of the United States.

C.            In connection with the Registered Exchange Offer, the Issuer and the Guarantors shall:

i.              mail to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

ii.             keep the Registered Exchange Offer open for not less than 20 Business Days and not more than 30 Business Days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

iii.            use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Act, supplemented and amended as required, to ensure that it is available for sales of Exchange Securities by Exchanging Dealers during the Exchange Offer Registration Period;

iv.            utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, or an Affiliate of the Trustee;

v.             permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last Business Day on which the Registered Exchange Offer is open;

vi.            if requested by the Commission, prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (a) stating that the Issuer and the Guarantors are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (b) including a representation that the Issuer and the Guarantors have not entered into any arrangement or understanding with any Person to distribute the Exchange Securities to be received in the Registered Exchange Offer and that, to the best of the Issuer’s and the Guarantors’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Exchange Securities in the ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Securities; and

vii.           comply in all respects with all applicable laws relating to the Registered Exchange Offer.

D.            As soon as practicable after the close of the Registered Exchange Offer, the Issuer and the Guarantors shall:

i.              accept for exchange all Securities duly tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

ii.             deliver to the Trustee for cancellation in accordance with Section 5(S) hereof all Securities so accepted for exchange; and

iii.            cause the Trustee promptly to authenticate and deliver to each Holder of Securities a principal amount of Exchange Securities equal to the principal amount of the Securities of such Holder so accepted for exchange.

E.            Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the Exchange Securities (x) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991) and Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Act in connection with any secondary resale transaction and must be covered by an effective registration statement containing the selling security holder information required by Items 507 and 508, of Regulation S-K, as applicable, under the Act if the resales are of Exchange Securities obtained by such Holder in exchange for Securities acquired by such Holder directly from the Issuer, any Guarantor or one of their respective Affiliates.  Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Issuer and the Guarantors that, at the time of the consummation of the Registered Exchange Offer:

i.              any Exchange Securities received by such Holder will be acquired in the ordinary course of business;

ii.             such Holder will have no arrangement or understanding with any Person to participate in the distribution of the Securities or the Exchange Securities within the meaning of the Act; and

iii.            such Holder is not an Affiliate of the Issuer or any Guarantor.

F.             If an Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Securities constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Issuer and the Guarantors shall issue and deliver to such Initial Purchaser or the Person purchasing Exchange Securities registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Securities, a like principal amount of Exchange Securities.  The Issuer shall use its reasonable best efforts to cause the CUSIP Service Bureau to issue the same CUSIP and ISIN numbers for such Exchange Securities as for Exchange Securities issued pursuant to the Registered Exchange Offer.

G.            Interest on each Exchange Security shall accrue from the last date on which interest was paid on the Security surrendered in exchange therefor or, if no interest has been paid on such Security, from the date of such Security’s original issue.

3.             Shelf Registration.

A.            If (i) due to any change in law or applicable interpretations thereof by the Commission’s staff, the Issuer and the Guarantors determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) for any other reason the Exchange Offer Registration Statement is not declared effective by the Effectiveness Deadline or the Registered Exchange Offer is not consummated by the Consummation Deadline; (iii) an Initial Purchaser so requests with respect to Securities that are not eligible to be exchanged for Exchange Securities in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer; (iv) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer; or (v) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires Exchange Securities pursuant to Section 2(F) hereof, such Initial Purchaser does not receive freely tradable Exchange Securities in exchange for Securities constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Items 507 and 508 of Regulation S-K, as applicable, under the Act in connection with sales of Exchange Securities acquired in exchange for such Securities shall result in such Exchange Securities being not “freely tradable”; (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of Exchange Securities acquired in the Registered Exchange Offer in exchange for Securities acquired as a result of market-making activities or other trading activities shall not result in such Exchange Securities being not “freely tradable” and (z) for the purposes of determining whether any Exchange Securities are “freely tradable,” the holding period required by paragraph (d) of Rule 144 shall be deemed to be two years), the Issuer and the Guarantors shall effect a Shelf Registration in accordance with Section 3(B) hereof; provided, that the Issuer and the Guarantors shall not be required to effect a Shelf Registration pursuant to clause (ii) above if prior to the corresponding Shelf Filing Deadline (as defined below) the Registered Exchange Offer has been consummated.

B.            The Issuer and the Guarantors shall as promptly as practicable (but in no event more than 90 days after so required or requested pursuant to this Section 3 (or if such 90th day is not a Business Day, the next succeeding Business Day) (such 90th day or next succeeding Business Day, the “Shelf Filing Deadline”)), file with the Commission and thereafter shall use their reasonable best efforts to cause to be declared effective under the Act, within 90 days after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day) (such 90th day or next succeeding Business Day, the “Shelf Effectiveness Deadline”), a Shelf Registration Statement relating to the offer and sale of the Securities or the Exchange Securities, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Securities held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided, further, that with respect to Exchange Securities received by an Initial Purchaser in exchange for Securities constituting any portion of an unsold allotment, the Issuer and the Guarantors may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Items 507 and 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

C.            The Issuer and the Guarantors shall use their reasonable best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or such shorter period that will terminate when all the Securities or Exchange Securities, as applicable, covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the “Shelf Registration Period”).

D.            The Issuer and the Guarantors shall use reasonable best efforts to ensure that the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (i) comply in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission; and (ii) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

4.             Additional Interest.

A.            The Issuer and the Guarantors and the Initial Purchasers agree that the Holders will suffer damages if the Issuer and the Guarantors fail to fulfill their obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision.  Accordingly, the Issuer and the Guarantors agree that if:

i.              the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Deadline,

ii.             the Registered Exchange Offer is not consummated on or prior to the Consummation Deadline,

iii.            the Issuer is otherwise required to file a Shelf Registration Statement pursuant to this Agreement, and the Issuer shall fail to file such Shelf Registration Statement with the Commission on or prior to the Shelf Filing Deadline,

iv.            the Issuer is otherwise required to file a Shelf Registration Statement pursuant to this Agreement, and such Shelf Registration Statement is not declared effective by the Commission on or prior to the Shelf Effectiveness Deadline, or

v.             after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with resales of Securities or Exchange Securities at any time at which it is required to be so effective or usable under this Agreement; provided, that no Registration Default (as defined below) under this clause (v) shall have occurred if such Shelf Registration Statement, or, if the Registered Exchange Offer shall have been consummated, such Exchange Offer Registration Statement, ceases to be effective or usable in connection with resales of Securities or Exchange Securities so long as such action is taken upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable and good faith judgment of the Issuer, makes it appropriate to suspend the availability of a Shelf Registration Statement or the Exchange Offer Registration Statement, as the case may be, and the related Prospectus, in which case, the Issuer shall give prompt notice (without notice of the nature or details of such events) to the Holders that the availability of such Registration Statement is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Securities or Exchange Securities pursuant to such Registration Statement until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 3(C) hereof, or until it is advised in writing by the Issuer that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus; provided further that the period during which the availability of such Registration Statement and any Prospectus is suspended shall not exceed 45 days in any three-month period or 90 days in any twelve-month period,

(each such event referred to in clauses (i) through (v), a “Registration Default”), interest (“Additional Interest”) will accrue on the principal amount of the Securities and the Exchange Securities (in addition to the stated interest on the Securities and Exchange Securities) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured; provided, that the Issuer shall in no event be required to pay Additional Interest for more than one Registration Default at any given time.  Additional Interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of such Registration Default and shall increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such rate exceed 1.0% per annum.

B.            So long as Securities remain outstanding, the Issuer shall notify the Trustee in writing within five Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid and such written notice will include the date on which the Registration Default occurred and the Additional Interest shall begin to accrue.  Any amounts of Additional Interest due pursuant to clauses (A)(i) — (A)(v) of this Section 4 will be payable in cash semi-annually on each June 1 and December 1 (each an “Additional Interest Payment Date”), commencing with the first such date occurring after any such Additional Interest commences to accrue, to Holders to whom regular interest is payable on such Additional Interest Payment Date.  The amount of Additional Interest for each Security will be determined by multiplying the applicable rate of Additional Interest by the aggregate principal amount of such Security outstanding on the Additional Interest Payment Date following such Registration Default in the case of the first such payment of Additional Interest with respect to a Registration Default (and thereafter at the next succeeding Additional Interest Payment Date until the cure of such Registration Default), and multiplying the product of the foregoing by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

5.             Additional Registration Procedures.  In connection with any Shelf Registration Statement and, to the extent applicable, any Exchange Offer Registration Statement, the following provisions shall apply:

A.            The Issuer and the Guarantors shall:

i.              furnish to the Initial Purchasers, not less than three Business Days prior to the filing thereof with the Commission, a copy of the Exchange Offer Registration Statement and the Shelf Registration Statement, as the case may be, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers reasonably propose in a timely manner;

ii.             in the case of an Exchange Offer Registration Statement, to the extent permitted by the Act, include the information in substantially the form set forth in Annex A hereto on the front cover of the Prospectus included in the Exchange Offer Registration Statement, in substantially the form set forth in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in substantially the form set forth in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in substantially the form set forth in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

iii.            in the case of an Exchange Offer Registration Statement, if requested by the Initial Purchasers, include the information required by Items 507 and 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

iv.            in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Securities or Exchange Securities pursuant to the Shelf Registration Statement as selling security holders.

B.            The Issuer and the Guarantors shall ensure that:

i.              any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder; and

ii.             any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

C.            The Issuer and the Guarantors shall advise you, the Holders of Securities or the Exchange Securities covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Issuer a telephone or facsimile number and address for notices (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Issuer shall have remedied the basis for such suspension):

i.              when a Registration Statement or any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

ii.             of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

iii.            of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

iv.            of the receipt by the Issuer and the Guarantors of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

v.             of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

D.            The Issuer and the Guarantors shall use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction at the earliest possible time.

E.             The Issuer and the Guarantors shall furnish to each Holder of Securities or Exchange Securities covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

F.             The Issuer and the Guarantors shall, during the Shelf Registration Period, deliver to each Holder of Securities or Exchange Securities covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including each preliminary prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request.  The Issuer and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of securities in connection with the offering and sale of the securities covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

G.            The Issuer and the Guarantors shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

H.            The Issuer and the Guarantors shall promptly deliver to the Initial Purchasers, each Exchanging Dealer and each other Person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such Person may reasonably request.  The Issuer and the Guarantors consent to the use of the Prospectus or any amendment or supplement thereto by the Initial Purchasers, any Exchanging Dealer and any such other Person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the Exchange Securities covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

I.              Prior to the Registered Exchange Offer or any other offering of Securities or Exchange Securities pursuant to any Registration Statement, the Issuer and the Guarantors shall use their reasonable best efforts to arrange, if necessary, for the qualification of the Securities or the Exchange Securities for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall use their reasonable best efforts to maintain such qualification in effect so long as required; provided that in no event shall the Issuer or any Guarantor be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where it is not then so subject.

J.             The Issuer and the Guarantors shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Exchange Securities or Securities to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request within a reasonable time prior to sales of the Exchange Securities or sales of Securities pursuant to such Registration Statement.

K.            Upon the occurrence of any event contemplated by subsections (C)(ii) through (v) above, the Issuer and the Guarantors, to the extent required, shall promptly prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 hereof and the Shelf Registration Statement provided for in Section 3(B) hereof shall each be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 5(C) hereof to and including the date when the Initial Purchasers, the Holders and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section 5.

L.             Not later than the effective date of any Registration Statement, the Issuer and the Guarantors shall provide a CUSIP number for the Securities or the Exchange Securities, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Securities or Exchange Securities, in a form eligible for deposit with The Depository Trust Company.

M.           The Issuer shall comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders as soon as reasonably practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(A) of the Act.

N.            The Issuer and the Guarantors shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

O.            The Issuer may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Issuer such information regarding the Holder and the distribution of such securities as the Issuer may from time to time reasonably require for inclusion in such Registration Statement.  The Issuer may exclude from such Shelf Registration Statement the Securities or Exchange Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

P.             In the case of any Shelf Registration Statement, the Issuer and the Guarantors shall enter into customary agreements and take all other appropriate actions (including if requested an underwriting agreement in customary form) in order to expedite or facilitate the registration or the disposition of the Securities or Exchange Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to the Majority Holders and the Managing Underwriters, if any, and approved by the Issuer and the Guarantors, which approval will not be unreasonably withheld with respect to all parties to be indemnified pursuant to Section 7 hereof).

Q.            In the case of any Shelf Registration Statement, the Issuer and the Guarantors shall:

i.              make reasonably available for inspection by a representative for the Holders of Securities or Exchange Securities to be registered thereunder, which representative shall be selected by the Majority Holders, by the underwriters, if any, participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent for the Holders retained by the Majority Holders or for the underwriters (collectively, the “Inspectors”), if any, all relevant financial and other records, pertinent corporate documents and properties of the Issuer, the Guarantor and their respective subsidiaries (collectively, the “Records”), in each case reasonably requested by such persons and as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Act;

ii.             cause the officers, directors and employees of the Issuer and the Guarantors and their respective subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus as shall be reasonably necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Act.  Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records that the Issuer determines, in good faith, to be confidential and that it notifies the Inspectors are confidential unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (c) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (d) the information in such Records has been made generally available to the public; provided, however, that (1) each Inspector shall agree to use reasonable best efforts to provide notice to the Issuer of the potential disclosure of any information by such Inspector pursuant to clause (a), (b) or (c) of this sentence to permit the Issuer and the Guarantors to obtain a protective order (or waive the provisions of subsections 5(Q)(i) and 5(Q)(ii) hereof) and (2) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector;

iii.            make such representations and warranties to the Holders of Securities or Exchange Securities registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings as may be reasonably requested by them;

iv.            obtain opinions of counsel to the Issuer and the Guarantors (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may reasonably be requested by them;

v.             obtain “cold comfort” letters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of the Issuer, any Guarantor or any subsidiary of the Issuer or any Guarantor of any business acquired by the Issuer or any Guarantor for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the underwriters, if any, and use reasonable efforts to have such letter addressed to each selling Holder of Securities registered thereunder (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accountants), such letter to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings; and

vi.            deliver such documents and certificates as may be reasonably requested by the Majority Holders and the Managing Underwriters, if any, including those to evidence compliance with Section 5(K) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Issuer and the Guarantors.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this subsection shall be performed at (a) the effectiveness of such Shelf Registration Statement and each post-effective amendment thereto; and (b) each closing under any underwriting or similar agreement as and to the extent required thereunder.

R.            In the case of any Exchange Offer Registration Statement, upon the reasonable request of any Initial Purchaser, the Issuer and the Guarantors shall:

i.              make reasonably available for inspection by the Initial Purchasers, and any Inspector retained by the Initial Purchasers, all Records, in each case reasonably requested by such persons;

ii.             cause the officers, directors and employees of the Issuer and the Guarantors and their respective subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement and Prospectus.  Each Inspector shall agree in writing that it will keep the Records confidential and that it will not disclose, or use in connection with any market transactions in violation of any applicable securities laws, any Records that the Issuer determines, in good faith, to be confidential and that it notifies the Inspectors are confidential unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or Prospectus, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (c) disclosure of such information is necessary or advisable in the opinion of counsel for an Inspector in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or the Purchase Agreement, or any transactions contemplated hereby or thereby or arising hereunder or thereunder, or (d) the information in such Records has been made generally available to the public; provided, however, that (1) each Inspector shall agree to use reasonable best efforts to provide notice to the Issuer of the potential disclosure of any information by such Inspector pursuant to clause (a), (b) or (c) of this sentence to permit the Issuer and the Guarantors to obtain a protective order (or waive the provisions of subsections 5(R)(i) and 5(R)(ii) hereof) and (2) each such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector;

iii.            make such representations and warranties to the Initial Purchasers, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings as may be reasonably requested by them; and

iv.            deliver such documents and certificates as may be reasonably requested by an Initial Purchaser or counsel to the Initial Purchasers, including those to evidence compliance with Section 5(K) hereof and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii) and (iv) of this subsection shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

In addition, upon reasonable request of an Exchanging Dealer, the Issuer shall obtain (a) opinions of counsel to the Issuer and the Guarantors (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to such Exchanging Dealer and its counsel), addressed to such Exchanging Dealer, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Exchanging Dealer or its counsel and (b) “cold comfort” letters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of or any subsidiary of the Issuer or any Guarantor or of any business acquired by the Issuer or any Guarantor for which financial statements and financial data are, or are required to be, included in the Exchange Offer Registration Statement), addressed to such Exchanging Dealer, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings, or if requested by such Exchanging Dealer or its counsel in lieu of a “cold comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 75, covering matters reasonably requested by such Exchanging Dealer or its counsel.

S.             If a Registered Exchange Offer is to be consummated, upon delivery of the Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Securities, the Issuer shall mark, or caused to be marked, on the Securities so exchanged that such Securities are being canceled in exchange for the Exchange Securities.  In no event shall the Securities be marked as paid or otherwise satisfied.

T.            The Issuer and the Guarantors will use their reasonable best efforts (i) if the Securities have been rated prior to the initial sale of such Securities, to confirm such ratings will apply to the Securities or the Exchange Securities, as the case may be, covered by an Exchange Offer Registration Statement; or (ii) if the Securities were not previously rated, to cause the Securities covered by a Registration Statement to be rated with at least one nationally recognized statistical rating agency, if so requested by Majority Holders with respect to the related Registration Statement or by any Managing Underwriters.

U.            In the event that any Broker-Dealer shall underwrite any Securities or Exchange Securities or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Conduct Rules of the Financial Industry Regulatory Authority (the “Conduct Rules”)) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Issuer and the Guarantors shall assist such Broker-Dealer in complying with the requirements of such Conduct Rules, including, without limitation, by:

i.              if such Conduct Rules shall so require, engaging a “qualified independent underwriter” (as defined in such Conduct Rules) to participate in the preparation of the Registration Statement, to exercise usual standards of due diligence with respect thereto and, if any portion of the offering contemplated by such Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Securities or Exchange Securities;

ii.             indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof;

iii.            providing such information to such Broker-Dealer as may be required in order for such Broker-Dealer to comply with the requirements of such Conduct Rules; and

iv.            using their reasonable best efforts to take all other steps necessary to effect the registration of the Securities or the Exchange Securities, as the case may be, covered by a Registration Statement.

6.             Registration Expenses.  The Issuer and the Guarantors shall bear all expenses incurred in connection with the performance of their obligations under Sections 2, 3 and 5 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel designated by the Majority Holders to act as counsel for the Holders in connection therewith (not to exceed $25,000).

7.             Indemnification and Contribution.

A.            The Issuer and the Guarantors jointly and severally agree to indemnify and hold harmless each Holder of Securities or Exchange Securities, as the case may be, covered by any Registration Statement (including each Initial Purchaser and each Affiliate thereof and, with respect to any Prospectus delivery as contemplated in Section 5(H) hereof, each Exchanging Dealer), the directors, officers, employees and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Guarantors will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any such Holder specifically for use therein; provided, further, that with respect to any untrue statement or omission of material fact made in any preliminary prospectus, the indemnity agreement contained in this Section 7(A) shall not inure to the benefit of any Holder from whom the Person asserting any such loss, claim, damage or liability purchased such Securities or Exchange Securities, as the case may be, to the extent that any such loss, claim, damage or liability of such Holder occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the Issuer and the Guarantors had previously furnished copies of the Prospectus to such Holder, (ii) delivery of the Prospectus was required by the Act to be made to such Person, (iii) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the Prospectus and (iv) there was not sent or given to such Person, at or prior to the written confirmation of the sale of such securities to such Person, a copy of the Prospectus.  This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

B.            The Issuer and the Guarantors also jointly and severally agree to indemnify or contribute as provided in Section 7(D) hereof to Losses of each underwriter of Securities or Exchange Securities, as the case may be, registered under a Shelf Registration Statement, its directors, officers, employees or agents and each Person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in Section 7(A) hereof and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 5(P) hereof.

C.            Each Holder of securities covered by a Registration Statement (including an Initial Purchaser, each Affiliate thereof and, with respect to any Prospectus delivery as contemplated in Section 5(H) hereof, each Exchanging Dealer) severally agrees to indemnify and hold harmless the Issuer and the Guarantors and each of their respective directors, each of their respective officers who sign such Registration Statement and each Person who controls the Issuer or any Guarantor within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer and the Guarantors to each such Holder, but only to the extent that the untrue statement or omission was made in reliance upon and in conformity with information pertaining to such Holder furnished to the Issuer and the Guarantors by or on behalf of such Holder specifically for use in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

D.            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (A) or (B) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses, and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (A) or (B) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (a) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (b) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (c) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (d) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, in no event shall the indemnifying parties be liable for fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general obligations or circumstances.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.  An indemnifying party shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

E.             In the event that the indemnity provided in paragraph (A) or (B) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party shall have a joint and several obligation to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser or any subsequent Holder of any Security or Exchange Security be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Security, or in the case of a Exchange Security, applicable to the Security that was exchangeable into such Exchange Security, as set forth on the cover page of the Final Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Registration Statement which resulted in such Losses.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Issuer shall be deemed to be equal to the sum of (i) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Final Offering Memorandum and (ii) the total amount of additional interest which the Issuer and the Guarantors were not required to pay as a result of registering the securities covered by the

Registration Statement which resulted in such Losses.  Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Securities or Exchange Securities, as applicable, registered under the Act.  Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses.  Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (E), no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(F) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 7, each Person who controls a Holder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each Person who controls the Issuer or any Guarantor within the meaning of either the Act or the Exchange Act, each officer of the Issuer or any Guarantor who shall have signed the Registration Statement and each director of the Issuer or any Guarantor shall have the same rights to contribution as the Issuer and the Guarantors, subject in each case to the applicable terms and conditions of this paragraph (E).

F.             The provisions of this Section 7 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Issuer and the Guarantors or any of the officers, directors or controlling Persons referred to in this Section 7, and will survive the sale by a Holder of securities covered by a Registration Statement.

8.             Underwritten Registrations.

A.            If any of the Securities or Exchange Securities, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably acceptable to the Issuer.

B.            No Person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such Person (i) agrees to sell such Person’s Securities or Exchange Securities, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.             No Inconsistent Agreements.  Neither the Issuer nor any Guarantor has, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

10.           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer and the Guarantors have obtained the written consent of the Majority Holders; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Issuer and the Guarantors shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective.  Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Securities or Exchange Securities, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Securities or Exchange Securities, as the case may be, being sold rather than registered under such Registration Statement.

11.           Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telecopier, facsimile or air courier guaranteeing overnight delivery:

A.            if to a Holder, at the most current address given by such Holder to the Issuer in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture, with a copy in like manner to the Initial Purchasers;

B.            if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement; and

C.            if to the Issuer and the Guarantors, initially at their address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Issuer and the Guarantors by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12.           Successors.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Issuer and the Guarantors thereto, subsequent Holders of Securities and the Exchange Securities; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of the Securities or Exchange Securities in violation of the terms of the Purchase Agreement or the Indenture.  The Issuer and the Guarantors hereby agree to extend the benefits of this Agreement to any Holder of Securities or the Exchange Securities, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

13.           Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

14.           Headings.  The headings used herein are for convenience only and shall not affect the construction hereof.

15.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

16.           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

17.           Securities Held by the Issuer and the Guarantors, etc.  Whenever the consent or approval of Holders of a specified percentage of principal amount of Securities or Exchange Securities is required hereunder, Securities or Exchange Securities, as applicable, held by the Issuer or any Guarantor or its Affiliates (other than subsequent Holders of Securities or Exchange Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Securities or Exchange Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

18.           Submission to Jurisdiction; Waiver of Immunities.

To the extent that the Issuer or any Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under each of this Agreement, the Securities and the Exchange Securities.  In addition, the Issuer and each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of the above-mentioned courts for any reason whatsoever, that such suit, action or proceeding is brought in an inconvenient forum or that the venue for such suit is improper, or that this Agreement, the Securities or the Exchange Securities or the subject matter hereof or thereof may not be enforced in such courts.

The Issuer and the Guarantors and the Initial Purchasers agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Section 18 shall affect the right of the Trustee to serve legal process in any other manner permitted by law or affect the right of the Trustee to bring any action or proceeding against any Issuer or its property in the courts of any other jurisdictions.

Very truly yours,

CNH CAPITAL LLC

By:	/s/ Douglas MacLeod
	Name:	Douglas MacLeod
	Title:	Assistant Treasurer

GUARANTORS:

CNH CAPITAL AMERICA LLC

By:	/s/ Douglas MacLeod
Name: Douglas MacLeod
Title: Assistant Treasurer

NEW HOLLAND CREDIT COMPANY, LLC

By:	/s/ Douglas MacLeod
Name: Douglas MacLeod
Title: Assistant Treasurer

The foregoing Agreement is hereby confirmed and
accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Michael Speller
Name: Michael Speller
Title: Managing Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ John Fortson
Name: John Fortson
Title: Managing Director

BNP PARIBAS SECURITIES CORP.

By:	/s/ Tim McCann
Name: Tim McCann
Title: Managing Director

ANNEX A

Each Broker-Dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities.  The Issuer and the Guarantors have agreed that, starting on the Expiration Date (as defined herein) and ending on the close of business one year after the Expiration Date, they will make this Prospectus available to any Broker-Dealer for use in connection with any such resale.  See “Plan of Distribution”.

A-1

ANNEX B

Each Broker-Dealer that receives Exchange Securities for its own account in exchange for Securities, where such Securities were acquired by such Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  See “Plan of Distribution”.

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each Broker-Dealer that receives Exchange Securities for its own account pursuant to the Registered Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Securities.  This Prospectus, as it may be amended or supplemented from time to time, may be used by a Broker-Dealer in connection with resales of Exchange Securities received in exchange for Securities where such Securities were acquired as a result of market-making activities or other trading activities.  The Issuer and the Guarantors have agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Broker-Dealer for use in connection with any such resale.  In addition, until                     , 20    , all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

The Issuer and the Guarantors will not receive any proceeds from any sale of Exchange Securities by Brokers-Dealers.  Exchange Securities received by Broker-Dealers for their own account pursuant to the Registered Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Broker-Dealer and/or the purchasers of any such Exchange Securities.  Any Broker-Dealer that resells Exchange Securities that were received by it for its own account pursuant to the Registered Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Securities may be deemed to be an “underwriter” within the meaning of the Act and any profit of any such resale of Exchange Securities and any commissions or concessions received by any such Persons may be deemed to be underwriting compensation under the Act.  The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Broker-Dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

For a period of one year after the Expiration Date, the Issuer and the Guarantors will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Broker-Dealer that requests such documents in the Letter of Transmittal.  The Issuer and the Guarantors have agreed to pay all expenses incident to the Registered Exchange Offer (including the expenses of one counsel for the holder of the Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Securities (including any Broker-Dealers) against certain liabilities, including liabilities under the Act.

[If applicable, add information required by Regulation S-K Items 507 and/or 508.]

C-1

ANNEX D

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

If the undersigned is not a Broker-Dealer, the undersigned represents that it acquired the Exchange Securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of Exchange Securities and it has no arrangements or understandings with any Person to participate in a distribution of the Exchange Securities.  If the undersigned is a Broker-Dealer that will receive Exchange Securities for its own account in exchange for Securities, it represents that the Securities to be exchanged for Exchange Securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Act.

D-1